UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 15, 2023
(Date of earliest event reported)

ANAPTYSBIO, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37985	20-3828755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10770 Wateridge Circle, Suite 210,
San Diego, CA 92121
(Address of Principal Executive Offices, and Zip Code)

(858) 362-6295
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ANAB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.     Submission of Matters to a Vote of Security Holders.

On June 15, 2023, AnaptysBio, Inc. (the “Company”) held its 2023 Annual Meeting of Stockholders and the following proposals were adopted:

1.Election of three Class III directors, Magda Marquet, Ph.D., Hollings Renton, M.B.A., and John P. Schmid, each to serve a three-year term, which will expire at the 2026 Annual Meeting of Stockholders or until such time as his or her respective successor has been duly elected and qualified or until such director’s earlier resignation or removal:

Nominees	Shares For	Shares Withheld / Abstaining	Broker Non-Votes
Magda Marquet, Ph.D.	21,553,117	856,715	2,247,178
Hollings Renton, M.B.A.	16,883,226	5,526,606	2,247,178
John P. Schmid	20,391,333	2,018,499	2,247,178

2.Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023:

Shares For	Shares Against	Shares Withheld/Abstaining	Broker Non-Votes
24,453,643	203,193	174	—

3.Non-binding, advisory approval of compensation paid to the Company’s named executive officers:

Shares For	Shares Against	Shares Withheld/Abstaining	Broker Non-Votes
15,221,869	7,185,726	2,237	2,247,178

4.Approval of the Amended and Restated Certificate of Incorporation permitting the exculpation of officers:

Shares For	Shares Against	Shares Withheld/Abstaining	Broker Non-Votes
21,803,870	605,555	407	2,247,178

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AnaptysBio, Inc.
Date: June 15, 2023	By:	/s/ Eric Loumeau
Name: Eric Loumeau
Title: Chief Legal Officer